Exhibit 1(l)

                             THE ASSET PROGRAM, INC.

                             ARTICLES SUPPLEMENTARY

      THE ASSET PROGRAM, INC. (hereinafter called the "Corporation"), a Maryland corporation, and having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Million (200,000,000) shares of capital stock. The Corporation has three series of capital stock each of which consists of four classes of common stock as follows:

----------------------------------------------------------------------------------------------------------
                                    Class A        Class B        Class C         Class D        Class I
                                 Common Stock   Common Stock    Common Stock   Common Stock   Common Stock
----------------------------------------------------------------------------------------------------------
Merrill Lynch Mid Cap
Value Fund                         8,000,000     20,000,000       8,000,000      8,000,000            N/A
----------------------------------------------------------------------------------------------------------
Mercury U.S. Government            6,250,000      6,250,000       6,250,000            N/A      6,250,000
Securities Fund
----------------------------------------------------------------------------------------------------------
Mercury Growth Opportunity Fund    6,250,000     15,000,000      15,000,000            N/A      6,250,000
----------------------------------------------------------------------------------------------------------

The remaining Eighty Eight Million, Five Hundred Thousand (88,500,000) shares of authorized capital stock are not designated as to any series or class. All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate value of Twenty Million Dollars ($20,000,000).

2.    The Board of Directors of the Corporation, acting in accordance with
      Section 2-105(c) of the Maryland General Corporation Law and Article IV, paragraph (2) of the Articles of Incorporation, hereby reclassifies and redesignates certain series of Common Stock as follows: (i) four classes of the Common Stock of Mercury Growth Opportunity Fund shall be added and classified as Merrill Lynch shares of Common Stock.

3. Following the foregoing reclassification and redesignation of the Corporation's series of Common Stock, the Corporation will have authority to issue Two Hundred Million (200,000,000) shares of capital stock, as follows:

----------------------------------------------------------------------------------------------------------
                                  Class A        Class B         Class C        Class D         Class I
                               Common Stock    Common Stock   Common Stock    Common Stock   Common Stock
----------------------------------------------------------------------------------------------------------
Merrill Lynch Mid Cap
Value Fund                       8,000,000      20,000,000       8,000,000      8,000,000             N/A
----------------------------------------------------------------------------------------------------------
Mercury U.S. Government
Securities Fund                  6,250,000       6,250,000       6,250,000            N/A       6,250,000
----------------------------------------------------------------------------------------------------------
Mercury Growth Opportunity
Fund:

   Mercury Classes               6,250,000      15,000,000      15,000,000            N/A       6,250,000

   Merrill Lynch Classes         6,250,000      15,000,000      15,000,000      6,250,000             N/A
----------------------------------------------------------------------------------------------------------

The remaining Forty Six Million (46,000,000) shares of authorized capital stock are not designated as to any series or class.

4. After the foregoing designations of Common Stock of the Corporation, all shares of all series and classes will have a par value of Ten Cents ($0.10) per share and an aggregate par value of Twenty Million Dollars ($20,000,000).


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

IN WITNESS WHEREOF, THE ASSET PROGRAM, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its
Secretary on March   , 2002.

                                             THE ASSET PROGRAM, INC.

                                             By:
                                                --------------------------------
                                                Terry K. Glenn
                                                President
Attest:


------------------------------
Allan J. Oster
Secretary

      The undersigned, President of THE ASSET PROGRAM, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

Dated: March   , 2002                        By:
                                                -------------------------------
                                                Terry K. Glenn
                                                President


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